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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Midway Gold Corp.

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-172009 and 333-165843) and on Form S-8 (No. 333-148796) of Midway Gold Corp. of our reports dated March 7, 2012, with respect to the consolidated balance sheets of Midway Gold Corp. as of December 31, 2011 and 2010, and the related consolidated statements of operations, cash flows, comprehensive loss, and stockholders’ equity for each of the years in the three-year period ended December 31, 2011 and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of Midway Gold Corp.

(Signed) KPMG LLP

Vancouver, Canada

March 7, 2012

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.